UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported June 24, 2013

Horsehead Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33658 (Commission File Number)	20-0447377 (IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405
Pittsburgh, Pennsylvania  15205
(Address of principal executive offices, including  zip code)

724-774-1020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2013, The International Metals Reclamation Company, Inc. (“INMETCO”), a wholly owned subsidiary of Horsehead Holding Corp. (the “Company”), entered into a Senior Secured Revolving Credit Agreement (the “Revolver”), as borrower, with Wells Fargo Bank, N.A., as lender. The Company entered into a guaranty of INMETCO’s obligations under the Revolver.  INMETCO entered into the Revolver to support working capital requirements and for general corporate purposes.

The Revolver provides for a three year secured line of credit with the aggregate amount of loans permitted to be made to INMETCO not to exceed $15.0 million. INMETCO’s obligations under the Revolver are secured by a first priority lien (subject to certain permitted liens) on substantially all of the personal property of INMETCO, including accounts receivable, inventory, deposit accounts, equipment and general intangibles.

Borrowings by INMETCO under the Revolver will bear interest at a rate per annum of LIBOR plus a margin of 2.0%.  INMETCO will pay unused line fees of .375% per annum, based on the average daily unused amount of the Revolver, and a one time fronting fee to the issuing bank equal to 0.50% of the maximum principal amount of the Revolver.

The Revolver contains quarterly financial covenants, which include a maximum cash flow leverage ratio of 2.00:1.00, a minimum tangible net worth requirement of $15.0 million and a minimum net profit requirement of $100,000. The Revolver also contains customary restrictive negative covenants as well as customary reporting and other affirmative covenants.

The description of the Revolver is not intended to be complete and is qualified in its entirety by the complete text of the Revolver, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 24, 2013, by and between The International Metals Reclamation Company, Inc., as borrower, and Wells Fargo Bank, N.A., as lender.

10.2	Continuing Guaranty, dated as of June 24, 2013, by Horsehead Holding Corp. to Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 26, 2013.

HORSEHEAD HOLDING CORP.

By: /s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 24, 2013, by and between The International Metals Reclamation Company, Inc., as borrower, and Wells Fargo Bank, N.A., as lender.

10.2	Continuing Guaranty, dated as of June 24, 2013, by Horsehead Holding Corp. to Wells Fargo Bank, N.A.